Fulton Financial Corporation

and

Premier Bancorp, Inc.

Doylestown, Pennsylvania

January 16, 2003

Forward-Looking Information

This information may contain forward-looking statements about Fulton Financial Corporation's growth and acquisition strategies and future financial performance. Forward-looking statements are encouraged by the Private Securities Litigation Reform Act of 1995.

Such forward-looking information is based upon certain underlying assumptions, risks and uncertainties. Because of the possibility of change in the underlying assumptions, actual results could differ materially from these forward-looking statements. Risks and uncertainties that may affect future results include: pricing pressures on loans and deposits, actions of bank and non-bank competitors, changes in local and national economic conditions, changes in regulatory requirements, actions of the Federal Reserve Board, the Corporation's success in merger and acquisition integration, achievement of strategic implications, and customers' acceptance of the Corporation's products and services. Fulton Financial Corporation disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Fulton Financial Corporation (FFC)

- $8.1 billion financial holding company
- 188 branch locations in PA, NJ, MD, DE
- 11 bank subsidiaries; 3 financial services subsidiaries

	For 9 months ended 09/30/02
•Return on Assets	1.70%
•Return on Equity	15.87%
•Efficiency Ratio	52.20%
•Net Charge-offs	0.22%
•NPAs/Assets	0.44%

Premier Bank

- Premier Bank is a $600 million state chartered bank headquartered in Doylestown, Pennsylvania
- Premier Bank has 7 full-service offices serving Montgomery, Bucks and Northampton counties

	For 9 months ended 09/30/02
•Return on Assets	0.82%
•Return on Common Equity	18.49%
•Efficiency Ratio	58.80%
•Net Charge-offs	0.18%
•NPAs/ Assets	0.85%

Terms of the Transaction

- Premier retained as independent community bank
- Purchase price: $89.3 million*
- Consideration: 1.34 shares of FFC stock will be issued for each outstanding share of Premier Bank stock
- Structure: Tax-free exchange of stock equal to 100% of the purchase price
- Lock-up provision: Warrant agreement
- Expected closing: Third quarter 2003

*Based on FFC's closing stock price of $18.64 as of 01/15/03

Pricing

• Purchase Price	$89.3 million
• Price/09-30-02 common equity	3.76x
• Price/LTM EPS 09-30-02	23.13x
• Price/2002 EPS estimate	20.48
• FFC shares issued	4.48 million

Capital Strength

	FFC (09/30/02)	PB (09/30/02)
Equity*/assets	10.5%	4.0%
Leverage capital ratio	9.7%	8.7%
Total risk-based capital	14.1%	15.6%

*Excludes preferred stock and trust preferred issuances

Premier -Excellent Strategic Fit

- Premier's talented and experienced staff provides exemplary customer service.
- Logical geographic extension of franchise into two of Pennsylvania's wealthiest and fastest growing counties: Bucks and Montgomery- enhances existing Northampton County presence.
- Consistent with strategy of acquiring well-managed, profitable community banks.

Premier -Excellent Strategic Fit

- Historical double-digit growth in deposits, loans, fee income and net income.
- Strong asset quality.
- Premier branches are contiguous to and within current affiliate bank markets.

Strategic Implications

- Increased non-interest income from new or enhanced products and services.
- Expansion of markets for Fulton Mortgage Company and Fulton Financial Advisors for growth in non-interest income.
- Provides Premier with increased lending capacity and additional capital.

Strategic Implications

- Common data processing platform reduces operating expenses.
- Our 21st acquisition - proven conversion expertise - high customer retention.
- Compelling opportunity for expansion of retail banking operations for core deposit funding and loan growth.

Premier Branch Locations


2201 Northampton Street,
Easton
1401 Easton Avenue,
Bethlehem
Northampton County
Bethlehem
Allentown
Piscataway
NEW JERSEY
Somerset
North Brunswick
PENNSYLVANIA
379 North Main Street,
Doylestown
Bucks County
Reading
Horsham at Upper State Roads,
Montgomeryville
Pottstown
Ewing
East Windsor
Hamilton Square
Trenton
Montgomery County
Warminster
101 Floral Vale Blvd,
Yardley
516 North 2nd Street Pike,
Southampton
Norristown
Bensalem
2100 State Road,
Bensalem
Cheltenham

These materials may be deemed to be offering materials of Fulton Financial Corporation in connection with Fulton Financial's proposed acquisition of Premier Bancorp, Inc. on the terms and subject to the conditions in the Agreement and Plan of Reorganization, dated January 16, 2003, between Fulton Financial and Premier Bancorp. This filing is being made in connection with Regulation of Takeovers and Security Holder Communications (Release #'s 33-7760 and 34-42055) adopted by the Securities and Exchange Commission ("SEC").

A proxy statement/prospectus will be included in the registration statement on Form S-4 which Fulton Financial will file with the SEC in connection with the proposed merger. Shareholders of Premier Bancorp, Inc. and other investors **are urged to read** this proxy statement/prospectus because it will contain important information about Fulton Financial, Premier Bancorp, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After it is filed with the SEC, the proxy statement/prospectus will be available for free, both on the SEC's web site (http://www.sec.gov) and from Premier Bancorp and Fulton Financial as follows:

John J. Ginley Corporate Secretary Premier Bancorp, Inc. 379 North Main Street Doylestown, PA 18901 (215) 345-5100	George R. Barr Corporate Secretary Fulton Financial Corporation One Penn Square Lancaster, PA 17602 (717) 291-2411

In addition to the proposed registration statement and proxy statement/prospectus, Fulton Financial and Premier Bancorp file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements of other information filed by either company at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC's other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Fulton Financial's and Premier Bancorp's filings with the SEC are also available to the public from commercial document-retrieval services and on the SEC's web site at http://www.sec.gov.